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                                                                   EXHIBIT 99.1

[LOGO]                                                            PRESS RELEASE

FOR MORE INFORMATION:

Dennis Vohs, Ross Systems, Inc. - 770/351-9600, Ext. 3058

                    ROSS SYSTEMS DISCUSSES PRELIMINARY 3RD
                               QUARTER RESULTS

     Atlanta, GA, April 1, 1999 - Ross Systems, Inc. (NASDAQ: ROSS), a leading provider of enterprise software solutions for mid-market process manufacturers, announced today that it would not meet investment analysts' earnings estimates for its third fiscal quarter of 1999 ended March 31, 1999.

     Software product license revenue will fall below analyst expectations. The Company's CFO, Robert Webster, reported that the impact of the shortfall of revenues on earnings will be reported during its scheduled earnings release after the Company and its auditors have reviewed software license contracts to determine the amount of revenue to be recognized from agreements executed during the period.

     During the quarter, the Company experienced a decline in the "sense of urgency" of prospective customers to finalize agreements. The shift in the percentage of prospects targeting a Year 2000 implementation appears to have reduced the urgency. The Company is implementing sales strategies to address this closure speed of customer commitments.

     On a positive note, the Company's Chairman and CEO, Dennis Vons, made the following comments: "We continued to see improvement in our European operations; sales of the Company's Renaissance CS REP System on Microsoft's Windows NT platform continue to be solid; and the Company shipped to eight sites its Microsoft SQL Server 7.0 version of Renaissance CS." (These were the Company's initial shipments of SQL Server).

     The Company is scheduled to announce the results for the quarter on April 22, 1999. The Company will also hold a conference call on Monday, April 5, 1999, at 9:00AM EST. The conference call-in number is 212/346-0291.

     Statements in this announcement which express that the Company "believes", "anticipates", "expects", "plans to.." or "should begin to" as well as other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of

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1995.  Actual events or results may differ materially as a result of the risks and uncertainties, including quarterly fluctuation of software product license revenue, weakening of customer demand, the Company's maintenance of a minimal backlog, intense competition, and other risks and uncertainties described in reports filed by the Company with the SEC, including the annual report on Form 10-K filed for the year ended June 30, 1998 and the quarterly report on Form 10-Q for the quarter ended September 30, 1998, and December 31, 1998, as well as risks and uncertainties described in the Company's registration statements on Form S-3 filed with the SEC in September 1998.

     Ross Systems, Inc. is a leading provider of enterprise software solutions for the process manufacturing, healthcare, and public sector markets. Ross Systems solutions are differentiated by their strong fit to specific industries, their strong product functionality and integration, and the firm's ability to produce rapid results and ROI for its mid-market clients. The flagship product, Renaissance CS-Registered Trademark-, comprises a broad range of applications including financials, manufacturing, supply chain management, maintenance management, transportation management, materials management, and human resources/payroll. More than 3200 companies around the world use Renaissance CS in open systems environments including NT and UNIX. Ross Systems employs over 650 professionals in more than 60 offices around the world to serve its customers. Ross Systems, Inc, Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328, 770-351-9600, 1-877-ROSS-INC, www.rossinc.com. Investors looking for Ross Systems press releases, SEC filings, current price quotes and other information may visit www.hawkassociates.com, or contact Frank N. Hawkins, Jr. or Julie Marshall at Hawk Associates, Inc, 305-852-2383.

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Renaissance CS is a registered trademark and GEMBASE is a trademark of Ross
Systems, Inc. Microsoft, Microsoft Windows NT, Windows, and Windows NT are either registered trademarks of Microsoft Corp. in the United States and/or other countries. Solaris is a trademark of Sun Microsystems, Inc. All other trademarks are the property of their respective holders.